Exhibit 99.1

MONTES ARCHIMEDES ACQUISITION CORP.

BALANCE SHEET

	October 9, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,737,630	$10,718,230	(a)	$1,737,630
		214,365	(b)
		(214,365)	(c)
		(10,718,230)	(g)
Prepaid expenses	210,300	-		210,300
Due from underwriters	520,000	13,934	(e)	533,934
Total current assets	2,467,930	13,934		2,481,864
Cash held in Trust Account	400,000,000	10,718,230	(g)	410,718,230
Total Assets	$402,467,930	$10,732,164		$413,200,094

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$532,500	$-		$532,500
Accrued expenses	76,540	-		76,540
Franchise tax payable	51,557	-		51,557
Total current liabilities	660,597	-		660,597
Deferred underwriting commissions	14,000,000	375,138	(d)	14,375,138
Total liabilities	14,660,597	375,138		15,035,735

Commitments and Contingencies
Class A common stock, $0.0001 par value; 38,280,733 and 39,316,435 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	382,807,330	10,357,020	(f)	393,164,350

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,719,267 and 1,755,388 shares issued and outstanding (excluding 38,280,733 and 39,316,435 shares subject to possible redemption), actual and as adjusted, respectively	172	107	(a)	175
		(104)	(f)
Class B common stock, $0.0001 par value; 40,000,000 shares authorized; 11,500,000 shares issued and outstanding (1)	1,150	-		1,150
Additional paid-in capital	5,073,736	10,718,123	(a)	5,073,739
		214,365	(b)
		(214,365)	(c)
		(375,138)	(d)
		13,934	(e)
		(10,356,916)	(f)
Accumulated deficit	(75,055)	-		(75,055)
Total stockholders' equity	5,000,003	6		5,000,009
Total Liabilities and Stockholders' Equity	$402,467,930	$10,732,164		$413,200,094

(1) This number includes up to 1,500,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.  On November 12, 2020, the underwriters partially exercised the over-allotment option to purchase as additional 1,071,823 Units; thus, only 1,285,637 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Montes Archimedes Acquisition Corp.  (the “Company”) as of October 9, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 12, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 40,000,000 units (the “Units”) on October 9, 2020. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a "Public Warrant"). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $400.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 6,000,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full and on November 12, 2020 purchased an additional 1,071,823 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $10.7 million, and incurred additional offering costs of approximately $576,000 in underwriting fees (net of reimbursement of offering costs of approximately $14,000 from the underwriters and inclusive of approximately $2.6 million in deferred underwriting fees).

Simultaneously with the closing of the IPO on October 9, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 10,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Patient Square Capital LLC (the “Sponsor”), generating proceeds of $10.0 million. Simultaneously with the closing of the Over-allotment on November 12, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 214,365 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $214,000.

In addition, the Sponsor agreed to forfeit up to 1,500,000 Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters exercised their over-allotment option on November 12, 2020; thus, only 1,285,637 shares of Class B common stock remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$10,718,230
	Class A common stock		$107
	Additional paid-in capital		$10,718,123
	To record sale of 1,071,823 Overallotment Units at $10.00 per Unit

(b)	Cash	$214,365
	Additional paid-in capital		$214,365
	To record sale of 214,365 Private Placement Warrants at $1.00 per warrant

(c)	Additional paid-in capital	$214,365
	Cash		$214,365
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$375,138
	Deferred underwriting commissions		$375,138
	To record additional deferred underwriting fee on overallotment option

(e)	Due from underwriters	$13,934
	Additional paid-in capital		$13,934
	To record receivable for reimbursement of 0.13% on overallotment option from underwriters

(f)	Class A common stock	$104
	Additional paid-in capital	$10,356,916
	Class A common stock subject to possible redemption		$10,357,020
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock

(g)	Trust account	$10,718,230
	Cash		$10,718,230
	To transfer $10.00 per Overallotment Units to Trust Account